Exhibit 99.1

First Advantage Reports Third Quarter 2021 Results

Third Quarter 2021 Highlights

(All results compared to prior year period)

•
Revenues were $192.9 million, an increase of 41.0%, compared to $136.8 million in the prior year period
•
Net income was $16.3 million, compared to a net loss of $3.5 million in the prior year period
•
Adjusted EBITDA1 was $63.9 million, compared to $43.3 million in the prior year period
•
Adjusted Net Income1 was $42.2 million, compared to $22.3 million in the prior year period
•
Announced today, the signing of a definitive purchase agreement for Corporate Screening Services, Inc., a healthcare and higher education focused screening and compliance solutions provider in North America, which is expected to close in the fourth quarter
•
Announced today, the signing of a definitive purchase agreement for MultiLatin Advisors, S.A. de C.V., a screening and verifications provider in Latin America, which is expected to close in the fourth quarter
•
Raising full year 2021 guidance ranges for revenues to $680 to $686 million, Adjusted EBITDA to $208 to $211 million, and Adjusted Net Income to $125 to $128 million2,3, excluding the aforementioned acquisitions

ATLANTA, November 8, 2021 – First Advantage Corporation (NASDAQ: FA), a leading global provider of technology solutions for screening, verifications, safety, and compliance related to human capital, today announced financial results for the third quarter ended September 30, 2021.

Key Financial Metrics

(Amounts in millions, except per share data and percentages)

	Three months ended September 30,
	2021	2020	Change
Revenues	$192.9	$136.8	41.0%
Income from operations	$24.4	$5.3	361.1%
Net income (loss)	$16.3	$(3.5)	NM
Net income margin	8.4%	(2.5)%
Diluted earnings (loss) per share	$0.11	$(0.03)	NM
Adjusted EBITDA[1]	$63.9	$43.3	47.7%
Adjusted EBITDA Margin[1]	33.2%	31.6%
Adjusted Net Income[1]	$42.2	$22.3	89.1%
Adjusted Diluted Earnings Per Share[1]	$0.28	$0.17	64.7%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measure.

“First Advantage continued its outstanding performance in the third quarter, with revenues increasing 41.0% and Adjusted EBITDA increasing 47.7% versus the prior year period, driven by broad-based hiring and screening growth globally and across our key verticals as the economy continued to recover from the impacts of the COVID-19 pandemic,” said Scott Staples, Chief Executive Officer.

Mr. Staples continued, “In the third quarter, macroeconomic tailwinds and job market trends continued to drive hiring and screening momentum both in North America and internationally. We experienced strong demand from our existing customers with robust base growth and continued upsell and cross-sell momentum, solid contribution from new customers, and strong performance from our UK screening business acquisition, completed in March 2021. Additionally, our investments in robotic process automation, proprietary databases, new product innovation, and operating efficiencies have supported our revenue growth and Adjusted EBITDA Margin expansion. Based on our strong third quarter results, October revenue performance, and the anticipation of ongoing positive trends for the remainder of the fourth quarter, we are raising our full year 2021 guidance for revenues, Adjusted EBITDA, and Adjusted Net Income.”

“Additionally, today we announced two acquisitions aligned with key pillars of our M&A strategy, including accelerating vertical expertise, product innovation, and international expansion. Corporate Screening, which is headquartered in the United States, will strengthen First Advantage’s healthcare and higher education solutions, bringing comprehensive screening and compliance offerings, an impressive customer base, and an experienced management team. MultiLatin, which is headquartered in Mexico and provides services across Latin America, will expand our geographical reach in the region, bringing local market operations and compliance expertise, an international and local customer base, as well as an experienced management team. We are excited to welcome Corporate Screening and MultiLatin to First Advantage,” Mr. Staples commented.

Balance Sheet and Cash Flow

During the third quarter of 2021, the Company generated $27.8 million of cash flow from operating activities and spent $6.4 million in purchases of property and equipment and capitalized software development costs. First Advantage ended the third quarter of 2021 with cash and cash equivalents of $275.5 million and total debt of $564.7 million, resulting in net debt of $289.2 million.

Full Year 2021 Guidance

The following table summarizes full year 2021 guidance metrics:

	Prior Guidance As of August 12, 2021	Revised Guidance[3] As of November 8, 2021
Revenues	$640 million – $650 million	$680 million – $686 million
Adjusted EBITDA[2]	$186 million – $190 million	$208 million – $211 million
Adjusted Net Income[2]	$110 million – $113 million	$125 million – $128 million
Capital expenditures (consisting of purchases of property and equipment and capitalized software development costs)	$25 million – $26 million	$25 million – $26 million

2 A reconciliation of the foregoing guidance for the Non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income (loss) cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

3 Guidance does not include results from Corporate Screening and MultiLatin, for which the signing of definitive purchase agreements were announced by First Advantage today.

Actual results may differ materially from First Advantage’s full year 2021 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its results today, November 8, 2021, at 8:30 a.m. ET. To participate in the conference call, please dial (877) 313-2269 (domestic) or (470) 495-9550 (international) approximately ten minutes before the start. Please mention to the operator that you are dialing in for the First Advantage third quarter 2021 earnings call or provide the conference code 8697546. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
the impact of COVID-19 and related risks on our results of operations, financial position, and/or liquidity;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data and data security;
•
our reliance on third-party data providers;
•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, and the COVID-19 pandemic;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations; and
•
our Sponsor (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) controls us and may have interests that conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our prospectus, dated June 22, 2021, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) of the Securities Act of 1933, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” and “Adjusted Diluted Earnings Per Share.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of technology solutions for screening, verifications, safety, and compliance related to human capital. The Company delivers innovative solutions and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology platform, First Advantage’s products and solutions help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 30,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Contacts

Investors:

Stephanie D. Gorman

Vice President, Investor Relations

Stephanie.Gorman@fadv.com

(888) 314-9761

Media:

Elisabeth Warrick

Senior Brand Communications Manager
Elisabeth.Warrick@fadv.com

(888) 314-9761

Consolidated Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	Successor	Successor
	September 30,	December 31,
(in thousands, except share and per share amounts)	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$275,538	$152,818
Restricted cash	150	152
Short-term investments	958	1,267
Accounts receivable (net of allowance for doubtful accounts of $712 and $967 at September 30, 2021 and December 31, 2020, respectively)	147,138	111,363
Prepaid expenses and other current assets	17,294	8,699
Income tax receivable	2,426	3,479
Total current assets	443,504	277,778
Property and equipment, net	161,330	190,282
Goodwill	772,669	770,089
Trade name, net	81,691	87,702
Customer lists, net	389,216	435,661
Deferred tax asset, net	1,442	807
Other assets	6,841	1,372
TOTAL ASSETS	$1,856,693	$1,763,691
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$46,078	$44,117
Accrued compensation	26,173	18,939
Accrued liabilities	23,966	25,200
Current portion of long-term debt	—	6,700
Income tax payable	2,578	2,451
Deferred revenue	504	431
Total current liabilities	99,299	97,838
Long-term debt (net of deferred financing costs of $10,319 and $26,345 at September 30, 2021 and December 31, 2020, respectively)	554,405	778,605
Deferred tax liability, net	82,163	86,770
Other liabilities	6,607	6,208
Total liabilities	742,474	969,421

EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 152,870,750 and 130,000,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	153	130
Additional paid-in-capital	1,160,002	839,148
Accumulated deficit	(46,826)	(47,492)
Accumulated other comprehensive income	890	2,484
Total equity	1,114,219	794,270
TOTAL LIABILITIES AND EQUITY	$1,856,693	$1,763,691

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Successor
(in thousands, except share and per share amounts)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
REVENUES	$192,867	$136,778

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	94,151	67,483
Product and technology expense	11,313	8,343
Selling, general, and administrative expense	27,203	18,907
Depreciation and amortization	35,812	36,756
Total operating expenses	168,479	131,489
INCOME (LOSS) FROM OPERATIONS	24,388	5,289

OTHER EXPENSE (INCOME):
Interest expense	4,734	11,706
Interest income	(28)	(76)
Total other expense	4,706	11,630
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	19,682	(6,341)
Provision (benefit) for income taxes	3,397	(2,889)
NET INCOME (LOSS)	$16,285	$(3,452)

Foreign currency translation (loss) income	(3,059)	7,009
COMPREHENSIVE INCOME	$13,226	$3,557

NET INCOME (LOSS)	$16,285	$(3,452)
Basic net income (loss) per share	$0.11	$(0.03)
Diluted net income (loss) per share	$0.11	$(0.03)
Weighted average number of shares outstanding - basic	149,943,998	130,000,000
Weighted average number of shares outstanding - diluted	152,400,419	130,000,000

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Successor		Predecessor
(in thousands)	Nine Months Ended September 30, 2021	Period from February 1, 2020 through September 30, 2020	Period from January 1, 2020 through January 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$666	$(41,632)	$(36,530)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	106,493	97,815	2,105
Loss on extinguishment of debt	13,938	—	10,533
Amortization of deferred financing costs	5,496	2,344	569
Bad debt (recovery) expense	(163)	166	102
Deferred taxes	(4,465)	(12,382)	(997)
Share-based compensation	4,569	1,331	3,976
(Gain) on foreign currency exchange rates	(281)	(38)	(82)
Loss on disposal of fixed assets	80	41	8
Change in fair value of interest rate swaps	(845)	4,412	—
Changes in operating assets and liabilities:
Accounts receivable	(35,815)	(20,663)	9,384
Prepaid expenses and other current assets	(8,619)	143	(4,604)
Other assets	(5,477)	(325)	(62)
Accounts payable	1,547	11,676	(8,871)
Accrued compensation and accrued liabilities	5,898	(5,856)	4,102
Deferred revenue	73	(80)	11
Other liabilities	509	1,157	767
Income taxes receivable and payable, net	256	(483)	373
Net cash provided by (used in) operating activities	83,860	37,626	(19,216)
CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments	305	708	(163)
Acquisition of business	(7,588)	—	—
Purchase of property and equipment	(5,743)	(4,083)	(951)
Capitalized software development costs	(11,966)	(7,423)	(929)
Net cash used in investing activities	(24,992)	(10,798)	(2,043)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	320,559	—	—
Payments of initial public offering issuance costs	(3,848)	—	—
Shareholder distribution	(313)	—	—
Capital contributions	241	59,423	41,143
Distributions to Predecessor Members and Optionholders	—	(4,087)	(17,991)
Borrowings from Successor First Lien Credit Facility	261,413	—	—
Repayments of Successor First Lien Credit Facility	(363,875)	(1,675)	—
Repayment of Successor Second Lien Credit Facility	(146,584)	—	—
Borrowings on Successor Revolver	—	25,000	—
Repayments on Successor Revolver	—	(25,000)	—
Repayment of Predecessor First Lien Credit Facility	—	—	(34,000)
Payments of debt issuance costs	(1,257)	(1,397)	—
Payments on capital lease obligations	(1,286)	(1,908)	(274)
Payments on deferred purchase agreements	(533)	—	—
Proceeds from stock option exercises	187	—	—
Net settlement of stock option exercises	(332)	—	—
Net cash provided by (used in) financing activities	64,372	50,356	(11,122)
Effect of exchange rate on cash. cash equivalents, and restricted cash	(522)	(1,665)	(102)
Increase (decrease) in cash, cash equivalents, and restricted cash	122,718	75,519	(32,483)
Cash, cash equivalents, and restricted cash at beginning of period	152,970	48,263	80,746
Cash, cash equivalents, and restricted cash at end of period	$275,688	$123,782	$48,263

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$6,069	$2,994	$279
Cash paid for interest	$18,362	$31,658	$224
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Offering costs included in accounts payable and accrued liabilities	$187	$—	$—
Non-cash property and equipment additions	$2,796	$37	$289
Distributions declared to Optionholders but not paid	$—	$—	$781

Reconciliation of Consolidated Non-GAAP Financial Measures

	Successor
(in thousands)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net income (loss)	$16,285	$(3,452)
Interest expense, net	4,706	11,630
Provision for income taxes	3,397	(2,889)
Depreciation and amortization	35,812	36,756
Share-based compensation	1,343	530
Transaction and acquisition-related charges(a)	2,144	56
Integration and restructuring charges(b)	63	26
Other(c)	194	630
Adjusted EBITDA	$63,944	$43,287
Revenues	192,867	136,778
Adjusted EBITDA Margin	33.2%	31.6%

a)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally, the three months ended September 30, 2021 (Successor) includes incremental professional service fees incurred related to the initial public offering.
b)
Represents charges from organizational restructuring and integration activities outside of the ordinary course of business.
c)
Represents non-cash and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Successor
(in thousands)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Net income (loss)	$16,285	$(3,452)
Provision for income taxes	3,397	(2,889)
Income (loss) before provision for income taxes	19,682	(6,341)
Debt-related costs(a)	437	889
Acquisition-related depreciation and amortization(b)	31,749	34,223
Share-based compensation	1,343	530
Transaction and acquisition-related charges(c)	2,144	56
Integration and restructuring charges(d)	63	26
Other(e)	194	630
Adjusted Net Income before income tax effect	55,612	30,013
Less: Income tax effect(f)	13,443	7,713
Adjusted Net Income	$42,169	$22,300

	Successor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Diluted net income (loss) per share (GAAP)	$0.11	$(0.03)
Adjusted Net Income adjustments per share
Income taxes	0.02	(0.02)
Debt-related costs(a)	0.00	0.01
Acquisition-related depreciation and amortization(b)	0.21	0.26
Share-based compensation	0.01	0.00
Transaction and acquisition related charges(c)	0.01	0.00
Integration and restructuring charges(d)	0.00	0.00
Other(e)	0.00	0.00
Adjusted income taxes(f)	(0.09)	(0.06)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.28	$0.17

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	152,400,419	130,000,000
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	—	—
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	152,400,419	130,000,000

a)
Represents the loss on extinguishment of debt and non-cash interest expense related to the amortization of debt issuance costs for the financing for the "Silver Lake Transaction" (On January 31, 2020, a fund managed by Silver Lake acquired substantially all of the Company's equity interests from the Predecessor equity owners, primarily funds managed by Symphony Technology Group).
b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations.
c)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally, the three months ended September 30, 2021 (Successor) includes incremental professional service fees incurred related to the initial public offering.
d)
Represents charges from organizational restructuring and integration activities outside of the ordinary course of business.
e)
Represents non-cash and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.
f)
Effective tax rates of 25.7% and 24.2% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended September 30, 2020 and 2021, respectively. As of December 31, 2020, we had net operating loss carryforwards of approximately $197.6 million, $166.2 million, and $36.0 million for federal, state, and foreign income tax purposes, respectively, available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes we pay for federal, state and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rates shown above.